                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           --------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)    JULY 1, 1996

                     DATA PROCESSING RESOURCES CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



        CALIFORNIA                  0-27612                 95-3931443
(State or other jurisdiction      (Commission           (I.R.S. Employer
    of incorporation)             file number)          Identification No.)

  4400 MACARTHUR BOULEVARD, SUITE 610
          NEWPORT BEACH, CA                                   92660
(Address of principal executive offices)                    (Zip Code)


      Registrant's telephone number, including area code:  (714) 553-1102


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (a)       FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                    The annual audited financial statements of ADD Consulting, Inc. ("ADD"), prepared in accordance with Regulation S-X, consisting of the balance sheets as of December 31, 1995 and 1994 and the statements of income, shareholders' equity and cash flows for the years ended December 31, 1995 and 1994 together with the corresponding Report of Independent Public Accountants and the annual audited financial statements of AD&D Acquisition, Inc., the predecessor corporation of ADD, prepared in accordance with Regulation S-X consisting of the balance sheet as of December 31, 1993 and the statement of operations and cash flows for the ten months ended December 31, 1993 together with the corresponding Report of Independent Public Accountants filed with this report are listed in the Index to Financial Statements on page F-1 of this report.

          (b)       PRO FORMA FINANCIAL INFORMATION.

                    The pro forma financial statements for the consolidated companies filed with this report are listed in the Index to the Financial Statements on page F-1 of this report.



          (c)       EXHIBITS.

                    The following exhibits are filed herewith:


                    Exhibit No.      Document
                    -----------      --------
                   *2.1              Agreement of Purchase and Sale of Assets dated
                                     July 1, 1996, by and among Data Processing
                                     Resources Corporation, ADD Consulting, Inc. and
                                     Gerald R. Ladd

                   *2.2              Registration Rights Agreement dated July 1, 1996,
                                     by and between Data Processing Resources Corporation
                                     and ADD Consulting, Inc.

                  *99.1              Text of Press Release dated July 2, 1996



- ----------------
* Exhibits previously filed on July 16, 1996 with Registrant's Current Report on Form 8-K dated July 1, 1996, incorporated herein by reference under Exhibit Number indicated.

                         INDEX TO FINANCIAL STATEMENTS


PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF REGISTRANT (UNAUDITED)
- ---------------------------------------------------------------------

Pro forma Consolidated Balance Sheet as of April 30, 1996 (Unaudited)                                               F-2

Pro forma Consolidated Statements of Income for the Nine Months ended
April 30, 1996 and for the Year ended July 31, 1995 (Unaudited)                                              F-3 to F-4

Notes to Pro forma Consolidated Financial Statements (Unaudited)                                             F-5 to F-6

HISTORICAL FINANCIAL STATEMENTS OF ADD CONSULTING, INC.
- -------------------------------------------------------

Report of Independent Public Accountants                                                                            F-7

Balance Sheets as of December 31, 1995 and 1994                                                              F-8 to F-9

Statements of Income for the Years ended December 31, 1995 and 1994                                                F-10

Statements of Shareholders' Equity for the Years ended December 31, 1995 and 1994                                  F-11

Statements of Cash Flows for the Years ended December 31, 1995 and 1994                                            F-12

Notes to Financial Statements                                                                              F-13 to F-17

HISTORICAL FINANCIAL STATEMENTS OF AD&D ACQUISITION, INC.
- ---------------------------------------------------------

Report of Independent Public Accountants                                                                           F-18

Balance Sheet as of December 31, 1993                                                                      F-19 to F-20

Statement of Operations for the Ten Months ended December 31, 1993                                                 F-21

Statement of Cash Flows for the Ten Months ended December 31, 1993                                                 F-22

Notes to Financial Statements                                                                              F-23 to F-25

                     DATA PROCESSING RESOURCES CORPORATION
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF APRIL 30, 1996
                                  (UNAUDITED)

                                     DPRC            ADD
                                     AS OF          AS OF
                                   APRIL 30,      APRIL 30,     PRO FORMA
                                     1996           1996       ADJUSTMENTS      PRO FORMA
                                   ----------    ----------   ------------     -----------
       ASSETS                                                   (Note 2)
CURRENT ASSETS:
  Cash and cash equivalents       $29,379,000    $   64,000    $   (64,000) b
                                                                (8,785,000) a  $20,594,000
  Accounts receivable, net          7,719,000     1,691,000         (9,000) b    9,401,000
  Other current assets                489,000       129,000       (164,000) b      454,000
                                  -----------    ----------    -----------     -----------
     Total current assets          37,587,000     1,884,000     (9,022,000)     30,449,000
Property:
  Furniture and fixtures              170,000        70,000        (33,000) b      207,000
  Equipment                           794,000       301,000       (273,000) b      822,000
                                  -----------    ----------    -----------     -----------
                                      964,000       371,000       (306,000)      1,029,000
  Less accumulated depreciation      (334,000)      (44,000)        44,000  b     (334,000)
                                  -----------    ----------    -----------     -----------
     Property, net                    630,000       327,000       (262,000)        695,000
Other assets                           36,000                                       36,000
Intangible Assets                          --       828,000       (828,000) b
                                                                12,138,000  a   12,138,000
                                  -----------    ----------    -----------     -----------
                                  $38,253,000    $3,039,000    $ 2,026,000     $43,318,000
                                  ===========    ==========    ===========     ===========


                     LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable and accrued
   liabilities                    $ 2,944,000    $  929,000    $   371,000  b  $ 4,244,000
  Income taxes payable                114,000       326,000       (326,000) b      114,000
  Line of credit                           --       415,000       (415,000) b           --
                                  -----------    ----------    -----------     -----------
     Total current liabilities      3,058,000     1,670,000       (370,000)      4,358,000

SHAREHOLDERS' EQUITY:
  Common stock                     34,472,000       306,000       (306,000) b
                                                                 3,765,000  a   38,237,000
  Additional paid-in-capital        1,580,000            --             --       1,580,000
  Accumulated equity (deficit)       (857,000)    1,063,000     (1,063,000) b     (857,000)
                                  -----------    ----------    -----------     -----------
     Total shareholders' equity    35,195,000     1,369,000      2,396,000      38,960,000
                                  -----------    ----------    -----------     -----------
                                  $38,253,000    $3,039,000    $ 2,026,000     $43,318,000
                                  ===========    ==========    ===========     ===========



      See Notes to Unaudited Pro Forma Consolidated Financial Statements.

                     DATA PROCESSING RESOURCES CORPORATION

                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                    FOR THE NINE MONTHS ENDED APRIL 30, 1996
                                  (UNAUDITED)

                                                 DPRC                ADD
                                           NINE MONTHS ENDED   NINE MONTHS ENDED     PRO FORMA
                                             APRIL 30, 1996      APRIL 30, 1996     ADJUSTMENTS      PRO FORMA
                                           -----------------   -----------------    -----------     -----------
                                                                                   (Note 2)
Revenues                                      $42,015,000        $10,036,000        $      --       $52,051,000
Costs and expenses:
  Cost of professional services                33,248,000          7,150,000               --        40,398,000
  Selling, general and administrative
     expenses                                   4,841,000          2,289,000         (158,000)c       6,972,000
                                              -----------        -----------        ---------       -----------
       Total costs and expenses                38,089,000          9,439,000         (158,000)       47,370,000
                                              -----------        -----------        ---------       -----------
Operating income                                3,926,000            597,000          158,000         4,681,000
Interest income                                   137,000                 --         (137,000)d              --
Interest expense                                 (393,000)           (31,000)        (192,000)d        (616,000)
Write-off of deferred financing fees (1)         (140,000)                --               --          (140,000)
                                              -----------        -----------        ---------       -----------
Income before provision for income taxes        3,530,000            566,000         (171,000)        3,925,000
Provision for income taxes (2)                  1,412,000                 --          193,000 e       1,605,000
                                              -----------        -----------        ---------       -----------
  Net income                                  $ 2,118,000        $   566,000        $(364,000)      $ 2,320,000
                                              ===========        ===========        =========       ===========
  Net income per share                        $      0.38                                           $      0.41
                                              ===========                                           ===========
Weighted average common shares used in
  the calculation of historical net income
  per share                                     5,512,000                             152,000         5,664,000
                                              ===========                           =========       ===========

SUPPLEMENTAL PRO FORMA (1)
- --------------------------

Pro forma net income                          $ 2,204,000        $   566,000        $(364,000)      $ 2,406,000
                                              ===========        ===========        =========       ===========
Pro forma net income per share                $      0.40                                           $      0.42
                                              ===========                                           ===========
Weighted average common shares used in
  the calculation of pro forma net income
  per share                                     5,512,000                             152,000         5,664,000
                                              ===========                           =========       ===========



(1) Includes $86,000 for the elimination of write-off of deferred financing fees (net of tax) associated with the repayment of the long-term debt concurrent with the company's initial public offering.

(2) ADD has elected, for federal income tax reporting, to include its taxable income or loss with that of its shareholders (an S Corporation election), therefore, no provision for income taxes has been made.


      See Notes to Unaudited Pro Forma Consolidated Financial Statements.

                     DATA PROCESSING RESOURCES CORPORATION

                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                        For the Year ended July 31, 1995
                                  (Unaudited)

                                            DPRC             ADD
                                        Year Ended     12 Months Ended    Pro Forma
                                       July 31, 1995    July 31, 1995     Adjustments     Pro Forma
                                       -------------   ---------------    -----------    -----------
                                                                           (Note 2)
Revenues                                $49,558,000      $10,417,000      $      --     $59,975,000
Costs and expenses:
  Cost of professional services          40,082,000        7,264,000             --      47,346,000
  Selling, general and administrative
    expenses                              5,769,000        2,354,000        222,000  c    8,345,000
                                        -----------       ----------      ---------     -----------
       Total costs and expenses          45,851,000        9,618,000        222,000      55,691,000
                                        -----------       ----------      ---------     -----------
Operating income                          3,707,000          799,000       (222,000)      4,284,000
Interest expense                           (764,000)         (57,000)      (439,000) d   (1,260,000)
                                        -----------       ----------      ---------     -----------
Income before provision for income
  taxes                                   2,943,000          742,000        661,000       3,024,000
Provision for income taxes (2)            1,205,000               --         32,000  e    1,237,000
                                        -----------       ----------      ---------     -----------
 Net income                             $ 1,738,000       $  742,000      $(693,000)    $ 1,787,000
                                        ===========       ==========      =========     ===========
 Net income per share                   $      0.35                                     $      0.35
                                        ===========                                     ===========
Weighted average common shares used
  in the calculation of historical
  net income per share                    4,926,000                         152,000       5,078,000
                                        ===========                       =========     ===========

SUPPLEMENTAL PRO FORMA (1)

Pro forma operating income              $ 4,178,000       $  799,000      $(222,000)    $ 4,755,000
                                        ===========       ==========      =========     ===========

Pro forma net income                    $ 2,016,000       $  742,000      $(693,000)    $ 2,065,000
                                        ===========       ==========      =========     ===========
Pro forma net income per share          $      0.41                                     $      0.41
                                        ===========                                     ===========
Weighted average common shares
  used in the calculation of pro
  forma net income per share              4,926,000                         152,000       5,078,000
                                        ===========                       =========     ===========


(1) Includes $471,000 ($278,000 net of tax) for elimination of that portion of the founder compensation which exceeded the pro rata maximum annual amount under the founder's present agreement with the Company.

(2) ADD has elected, for federal income tax reporting, to include its taxable income or loss with that of its shareholders (an S Corporation election), therefore, no provision for income taxes has been made.


      See Notes to Unaudited Pro Forma Consolidated Financial Statements.

                     DATA PROCESSING RESOURCES CORPORATION
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

   FOR THE YEAR ENDED JULY 31, 1995 AND THE NINE MONTHS ENDED APRIL 30, 1996

                                  (UNAUDITED)

1.  UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

         On July 1, 1996, Data Processing Resources Corporation ("DPRC") acquired two branch facilities and substantially all of the related assets of the Applications Design and Development division of ADD Consulting, Inc. ("ADD") through an Agreement of Purchase and Sale of Assets ("the Agreement"). Under the terms of the Agreement, the purchase price was $12,850,000, consisting of $8,785,000 in cash, 152,121 shares of DPRC common stock, and a deferred payment of $300,000. For purposes of this presentation, the shares of common stock were valued at $3,765,000. Under the Agreement, ADD has certain registration rights with respect to the 152,121 shares of DPRC common stock it received in the acquisition.

         The unaudited pro forma consolidated balance sheet and statements of income give effect on a purchase accounting basis to the acquisition of ADD. The pro forma consolidated balance sheet as of April 30, 1996 has been prepared by consolidating the balance sheet of DPRC as of April 30, 1996 with the balance sheet of ADD as of April 30, 1996. The pro forma consolidated statement of income for the nine months ended April 30, 1996 has been prepared by consolidating the statement of income of DPRC for the nine months ended April 30, 1996 with the statement of income of ADD for the nine months ended April 30, 1996. The pro forma consolidated statement of income for the fiscal year ended July 31, 1995 has been prepared by consolidating the statement of income of DPRC for the fiscal year ended July 31, 1995 with the statement of income of ADD for the twelve months ended July 31, 1995.

         The pro forma consolidated balance sheet as of April 30, 1996 assumes that the acquisition occurred on April 30, 1996. The pro forma consolidated statements of income for the nine months ended April 30, 1996 and for the fiscal year ended July 31, 1995 assume that the acquisition occurred on August 1, 1994. The pro forma consolidated balance sheet and statements of income do not purport to represent the results of operations or financial position of DPRC had the transaction and events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The pro forma adjustments are based on management's preliminary assumptions regarding purchase accounting adjustments. The actual allocation of the purchase price will be adjusted to the extent that actual amounts differ from management's estimates in accordance with FAS No. 38, "Accounting for Preacquisition Contingencies of Purchased Enterprises".

         The pro forma consolidated financial information is based upon certain assumptions and adjustments described in the notes to the pro forma consolidated financial statements. The pro forma consolidated financial information should be read in conjunction with the historical financial statements, and related notes, of DPRC contained in DPRC's quarterly report on Form 10-Q for the quarter ended April 30, 1996 and of DPRC's Registration Statement on Form S-1, as amended (Registration No. 333-00098).

                     DATA PROCESSING RESOURCES CORPORATION
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

   FOR THE YEAR ENDED JULY 31, 1995 AND THE NINE MONTHS ENDED APRIL 30, 1996

                                  (UNAUDITED)

2.  PRO FORMA ADJUSTMENTS

         The following items describe the pro forma adjustments made to reflect the acquisition of ADD:

         a) To record the allocation of the purchase price and other purchase accounting adjustments as follows:

         Cash                                                      $ 8,785,000
         Common Stock                                                3,765,000
         Deferred Payment                                              300,000
                                                                   -----------
         Total Purchase Price                                      $12,850,000
         Net assets acquired                                          (956,000)
         Adjustments to conform accounting policies                    169,000
         Acquisition costs related to ADD                               75,000
                                                                   -----------
         Excess of purchase price over net assets acquired         $12,138,000
                                                                   ===========

         The excess of purchase price over net assets acquired was allocated to intangible assets in the consolidated balance sheet.

         b) To eliminate assets and liabilities not purchased in the acquisition of ADD.

         c) To eliminate expenses that are not expected to have continuing impact on DPRC, including certain redundant personnel costs, excess owner's compensation and costs of line of business and associated assets not acquired and to record amortization related to the intangible assets based on the straight line method over twenty-five years.

         d) To record the reduction in interest income or increase in interest expense due to the loss of the use of cash used in the acquisition of ADD.

         e) To record the tax effect of the pro forma adjustments and a tax provision in lieu of tax expense related to the business of ADD.


2.  PRO FORMA WEIGHTED AVERAGE SHARES OUTSTANDING

         Pro forma weighted average shares outstanding assumes as outstanding the 152,121 new shares issued by DPRC required to consummate the acquisition of ADD.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To ADD Consulting, Inc.:

We have audited the accompanying balance sheets of ADD Consulting, Inc.
(a Nebraska corporation) as of December 31, 1995 and 1994, and the related statements of income, shareholders' equity and cash flows for the years then
ended.   These financial statements are the responsibility of the Company's
management.   Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ADD Consulting, Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                                ARTHUR ANDERSEN LLP



Omaha, Nebraska
  February 1, 1996

                              ADD CONSULTING, INC.


                   BALANCE SHEETS--DECEMBER 31, 1995 AND 1994





                ASSETS                              1995             1994
                                                 ----------       ----------
CURRENT ASSETS:
  Cash                                           $  102,293       $    1,796
  Trade receivables-
    Billed, net of allowance for doubtful
      accounts of $18,000 in 1995 and
      $12,000 in 1994                               984,535          736,957
    Unbilled                                        278,519          122,801
  Shareholder/employee receivable (Note 7)          101,875           18,550
  Other current assets                               28,283           13,272
                                                 ----------       ----------

        Total current assets                      1,495,505          893,376
                                                 ----------       ----------


PROPERTY AND EQUIPMENT (Note 2) :
  Computer equipment and software                   124,231           71,726
  Office furniture and equipment                     87,646           29,191
                                                 ----------       ----------
                                                    211,877          100,917

  Less - Accumulated depreciation                   (29,680)         (12,262)
                                                 ----------       ----------

       Net property and equipment                   182,197           88,655
                                                 ----------       ----------


GOODWILL, net of accumulated amortization of
  $129,295 in 1995 and $64,495 in 1994 (Note 5)     838,129          902,929
                                                 ----------       ----------

        Total assets                             $2,515,831       $1,884,960
                                                 ==========       ==========



     The accompanying notes are an integral part of these balance sheets.

                              ADD CONSULTING, INC.


                   BALANCE SHEETS--DECEMBER 31, 1995 AND 1994

          LIABILITIES AND SHAREHOLDERS' EQUITY              1995         1994
                                                            ----         ----
CURRENT LIABILITIES:
  Line of credit (Note 4)                               $  310,000    $  155,000
  Current maturities of note payable (Note 6)              153,407       423,168
  Accounts payable                                         183,322       206,864
  Dividend distributions payable (Note 2)                  337,290       187,000
  Compensation expense                                     212,541       143,124
  Accrued vacation                                          86,657        56,592
  Accrued payroll taxes                                    116,170        42,071
  Other accrued expenses                                    27,005        16,373
                                                        ----------    ----------

         Total current liabilities                       1,426,392     1,230,192
                                                        ----------    ----------
NOTE PAYABLE, net of current maturities (Note 6)              -           79,891
                                                        ----------    ----------
         Total liabilities                               1,426,392     1,310,083
                                                        ----------    ----------


COMMITMENTS (Note 8)

SHAREHOLDERS' EQUITY (Notes 3, 5, 9 and 10):
  Class A Common Stock, voting, $.10 par value,
    50,000 shares authorized, 1,000 shares issued
    and outstanding                                            100           100
  Class B Common Stock, nonvoting, $.10 par value,
    50,000 shares authorized, 1,200 shares issued
    and 1,195 shares outstanding                               120           120
  Additional paid-in capital                               219,880       219,880
  Retained earnings                                        870,646       354,777
  Less- Treasury stock, 5 shares in 1995, at cost           (1,307)         -
                                                        ----------    ----------

          Total shareholders' equity                     1,089,439       574,877
                                                        ----------    ----------
          Total liabilities and shareholders' equity    $2,515,831    $1,844,960
                                                        ==========    ==========




      The accompanying notes are an integral part of these balance sheets.

                              ADD CONSULTING, INC.


                              STATEMENTS OF INCOME

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994



                                                        1995           1994
                                                     -----------    ----------
REVENUES                                             $11,899,096    $7,938,005

PROFESSIONAL SALARIES AND RELATED PERSONNEL COSTS      8,338,533     5,476,272
                                                     -----------    ----------
          Gross margin                                 3,560,563     2,461,733

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES           2,441,730     1,654,700

RESEARCH AND DEVELOPMENT (NOTE 2)                         66,739          -

AMORTIZATION OF GOODWILL                                  64,800        64,495
                                                     -----------    ----------
         Income from operations                          987,294       742,538

INTEREST EXPENSE                                          50,769        60,661

INTEREST INCOME                                           (1,280)         -
                                                     -----------    ----------
NET INCOME                                           $   937,805    $  681,877
                                                     ===========    ==========




        The accompanying notes are an integral part of these statements.

                              ADD CONSULTING, INC.


                       STATEMENTS OF SHAREHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994


                                                            Class A    Class B   Additional
                                                            Common     Common    Paid-In     Retained    Treasury
                                                            Stock      Stock     Capital     Earnings    Stock         Total
                                                            -------    -------   ---------   --------    --------      ----------
BALANCE, JANUARY 1, 1994                                    $ -        $ -       $   -       $    -      $  -          $     -
  Issuance of 1,000 shares of Class A Common Stock
    for contribution of trade receivables ($200 per share)   100         -        199,900         -         -             200,000
  Stock dividend of 1,000 shares of Class B Common Stock      -         100          -            (100)     -               -
  Sale of 200 shares of Class B Common Stock for
    cash ($100 per share)                                     -          20        19,980         -         -              20,000
  Dividends paid and accrued                                  -          -           -        (327,000)     -            (327,000)
  Net Income                                                  -          -           -         681,877      -             681,877
                                                            ----       ----      --------    ---------   -------       ----------
BALANCED, December 31, 1994                                  100        120       219,880      354,777      -             574,877
  Purchase of 5 shares of Class B common stock                -          -           -            -       (1,307)          (1,307)
  Dividends paid and accrued                                  -          -           -        (421,936)     -            (421,936)
  Net Income                                                  -          -           -         937,805      -             937,805
                                                            ----       ----      --------    ---------   -------       ----------
BALANCED, December 31, 1995                                 $100       $120      $219,880    $ 870,646   $(1,307)      $1,089,439
                                                            ====       ====      ========    =========   =======       ==========



        The accompanying notes are an integral part of these statements.

                              ADD CONSULTING, INC.


                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                           1995       1994
                                                        ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                            $ 937,805  $ 681,877
  Adjustments to reconcile net income to net cash
   provided by operating activities-
     Depreciation and amortization                         82,218     76,757
     Changes in assets and liabilities-
       Trade receivables, net                            (403,296)  (170,673)
       Other current assets                               (98,336)     6,240
       Accounts payable and accrued expenses              160,671   (162,922)
                                                        ---------  ---------
       Net cash provided by operating activities          679,062    431,279

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                     (110,960)   (35,917)
  Acquisition of business, net of cash acquired (Note 5)     -        68,375
                                                        ---------  ---------
       Net cash provided by (used in)                    (110,960)    32,458
         investing activities                           ---------  ---------

CASH FLOWS FROM FINANCING ACTIVITIES
  Payments on note payable                               (649,652)  (396,941)
  Issuance of note payable                                300,000         -
  Net borrowings under the line of credit                 155,000     55,000
  Sale of common stock                                       -        20,000
  Distribution to shareholders                           (271,646)  (140,000)
  Purchase of Class B common stock                         (1,307)      -
                                                        ---------  ---------
       Net cash used in financing activities             (467,605)  (461,941)
                                                        ---------  ---------
       Net increase in cash                               100,497      1,796

CASH, beginning of period                                   1,796       -
                                                        ---------  ---------
CASH, end of period                                     $ 102,293  $   1,796
                                                        =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
 Cash paid during the period for interest               $  49,380  $  60,661


SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
  In connection with the acquisition described in Note 5, the majority shareholder contributed $200,000 of trade receivables as consideration for 1,000 shares of Class A Common Stock.
  In connection with the acquisition described in Note 5, the Company issued a note payable for $900,000 for substantially all of the assets of the company.
  As of December 31, 1995 and 1994, the Company had accrued dividend distributions payable of $337,290 and $187,000, respectively.

        The accompanying notes are an integral part of these statements.

                                ADD CONSULTING, INC.


                            NOTES TO FINANCIAL STATEMENTS

                              DECEMBER 31, 1995 AND 1994



1. GENERAL:

ADD Consulting, Inc., (the Company) was formed on October 22, 1993, for the purpose of acquiring substantially all of the assets, liabilities and operations of AD&D Acquisition, Inc. The Company did not have substantive operations prior to the acquisition of AD&D Acquisition, Inc. on January 1, 1994 (Note 5). The Company does business as Applications Design and Development.

The Company provides experienced and skilled professionals on a contract basis to serve the needs of the information and data processing community. As the Company serves a wide range of customers in various industries, there is no concentration of credit risk within a particular industry. Two major customers of the Company accounted for approximately 28 percent and 29 percent of revenues for the years ended December 31, 1995 and 1994, respectively.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Revenue Recognition

Revenue is recognized as services are performed based on units of time incurred on behalf of clients.

Property and Equipment

Property and equipment are stated at cost. Expenditures for repair and maintenance are charged to expense as incurred. Depreciation and amortization are computed using the straight-line method for financial statement purposes. Accelerated methods are used for income tax purposes. The estimated useful lives used in computing depreciation and amortization for financial statement purposes are as follows:

        Computer equipment and software         7 years
        Office furniture and equipment          7 years

Income Taxes

The Company has elected for federal income tax reporting to include its taxable income or loss with that of its shareholders (an S corporation election). The Company files its tax returns on a cash-basis, whereas the accompanying financial statements are presented on an accrual basis in accordance with generally accepted accounting principles. The Company intends to pay dividends to shareholders in lieu of tax payments.

Research and Development

Research and development costs are expensed as incurred and consist primarily of internal software development costs incurred prior to the achievement of technological feasibility. The Company capitalizes internal software development costs after the software products in development reach technological feasibility. There were no software development costs capitalized during 1995 and 1994.

Use of Estimates in Preparation of Financial Statements

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. AUTHORIZED SHARES:

During 1994, the Company amended its certificate of incorporation and authorized 50,000 shares of $.10 par Class A Common Stock (voting) and 50,000 shares of $.10 par Class B Common Stock (nonvoting). Previous to the amendment, the Company had one class of $1 par common stock authorized. As of the amendment date, the previously outstanding 100 shares of common stock were replaced with 1,000 shares of $.10 par Class A Common Stock. All shares and per share amounts have been retroactively adjusted to reflect this amendment, as applicable.

4. LINE OF CREDIT:

The Company has a line-of-credit agreement with a bank that allows for borrowings, up to $1,000,000, at 1-1/2 percent above the prime rate (10 percent at December 31, 1995). The weighted average interest rates for this line-of-credit during 1995 and 1994 were 10.2 percent and 9.1 percent, respectively. There was $310,000 and $155,000 outstanding against this line at December 31, 1995 and 1994, respectively. The line of credit expires June 19, 1996, and is renewable on an annual basis. The line of credit is secured by the Company's business assets and an assignment of a life insurance policy on the Company's majority shareholder and is guaranteed by the majority shareholder of the Company. Interest expense on the line of credit for the years ended December 31, 1995 and 1994, was $25,033 and $9,003, respectively.

The available amounts on the line of credit are reduced by the amount of note payable (see Note 6) and a letter of credit in the amount of $25,000. The Company must comply with certain covenants including maintenance of a certain debt to pre-tax earnings ratio. The Company was in compliance with these covenants at December 31, 1995.

5. ACQUISITIONS:

On January 1, 1994, the Company acquired substantially all of the assets and operations of AD&D Acquisition, Inc. for a $900,000 note payable to the former owner (Note 6) and assumption of liabilities of approximately $728,000.

The acquisition was recorded using the purchase method of accounting and, accordingly, the cost in excess of the fair value of the net tangible assets acquired of approximately $967,400 was allocated primarily to goodwill. Goodwill is being amortized over a period of 15 years. During the years ended December 31, 1995 and 1994, amortization expense of $64,800 and $64,495, respectively, was recorded and is included in the accompanying statements of income.

The Company's majority shareholder previously held a minority interest in AD&D Acquisition, Inc. AD&D Acquisition, Inc. distributed accounts receivable with a fair value of $200,000 to the Company's majority shareholder to redeem the minority interest prior to the Company's acquisition of AD&D Acquisition, Inc. ADD Consulting, Inc.'s majority shareholder contributed the $200,000 of trade receivables to the Company for 1,000 shares (Note 3) of Class A Common Stock ($200 per share).

6. NOTE PAYABLE:

In connection with the acquisition as described in Note 5, the Company issued a promissory note to the former owner. The principal balance on this note was paid in full as of December 31, 1995.

During 1995, the Company issued a note payable to the bank which bears interest at 1-1/2 percent above the prime rate (10 percent at December 31, 1995). The note is due in monthly installments of $26,470 through June 1996. The note is secured by the Company's business assets and a life insurance policy on the Company's majority shareholder.

7. RELATED-PARTY TRANSACTIONS:

During the years ended December 31, 1995 and 1994, the Company provided consulting services to a company affiliated with the Company's majority shareholder. These services were billed at cost and approximated $15,000 and $14,000 during 1995 and 1994, respectively. In addition, during 1995, the Company purchased travel services of approximately $57,000 from a travel agency owned by an officer of the Company.

As of December 31, 1995 and 1994, the Company had shareholder/employee receivables as follows:

                                                           1995      1994
                                                           ----      ----
Note receivable from majority shareholder,
  8 percent interest, due March 31, 1996                $ 65,997    $  -
Shareholder/employee advances                             35,878     18,550
                                                        --------    -------
                                                        $101,875    $18,550
                                                        ========    =======


8.  LEASE AGREEMENTS:

The Company leases office facilities and office furniture and equipment under operating leases. Total rent expense under operating leases was $90,772 and $60,715 during the years ended December 31, 1995 and 1994, respectively. Future minimum lease payments under these agreements for the years ending December 31 are as follows:

                        Year                              Amount
                        ----                              ------
                        1996                            $144,403
                        1997                              76,149
                        1998                              45,202
                                                        --------
                                                        $265,754
                                                        ========


9.  STOCK RESTRICTION AGREEMENT:

The Company's shareholders have a stock repurchase agreement which restricts the transfer of the Company's stock upon the sale by or death of the minority shareholders. Under the agreement, the Company and majority shareholder have the right to acquire shares of the Company's stock in the event of a pending sale by the minority shareholders to any persons other than authorized transferees, as defined.

10.  STOCK OPTION PLAN:

During 1994, the Company issued options to purchase 200 shares of the Company's Class B Common Stock for $100 per share. All options were exercised in 1994
for total proceeds of $20,000.   All option shares were granted at an exercise
price equal to the estimated fair market value of the shares at the date of the grant.

11.  401(k) RETIREMENT PLAN:

The Company sponsors a 401(k) retirement plan for all eligible employees. Participants may contribute up to 20 percent of their eligible wages. The Company matches the contributions at their discretion. During the years ended December 31, 1995 and 1994, the Company did not make any matching contributions.

12. EVENT (UNAUDITED) SUBSEQUENT TO DATE OF AUDITORS' REPORT:

The Company sold substantially all of its business operations and related assets to Data Processing Resources Corporation on July 1, 1996. The accompanying financial statements do not reflect any adjustments with respect to this transaction.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Boards of Directors of
AD&D Acquisition, Inc.:

We have audited the accompanying balance sheet of AD&D ACQUISITION, INC. (an Illinois corporation) as of December 31, 1993, and the related statements of operations and cash flows for the ten months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AD&D Acquisition, Inc. as of December 31, 1993, and the results of its operations and its cash flows for the ten months then ended in conformity with generally accepted accounting principles.



                                               ARTHUR ANDERSEN LLP


Chicago, Illinois,
May 16, 1994

                             AD&D ACQUISITION, INC.


                                 BALANCE SHEET

                            AS OF DECEMBER 31, 1993


                                  A S S E T S
CURRENT ASSETS:
  Cash                                                          $ 68,376
  Receivables--client, including $100,964 billed subsequent
    to December 31, 1993, less allowance of $16,076 for
    doubtful accounts (Note 1)                                   682,153
  Due from shareholder                                            23,096
  Prepaid expenses and deposits                                   11,262
                                                                --------
          Total current assets                                   784,887
                                                                --------

PROPERTY AND EQUIPMENT (Note 1):
  Computer equipment and software                                 48,507
  Office furniture and equipment                                  15,973
                                                                --------
                                                                  64,480

  Less-Accumulated depreciation and amortization                  27,572
                                                                --------
          Net property and equipment                              36,908
                                                                --------

NONCOMPETE AGREEMENT AND OTHER ASSETS, net (Note 3)                6,693
                                                                --------
                                                                $828,488
                                                                ========


    The accompanying notes are an integral part of this balance sheet.

                             AD&D ACQUISITION, INC.


                                 BALANCE SHEET

                            AS OF DECEMBER 31, 1993


                      LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Line of Credit (Note 2)                                      $100,000
  Accounts payable                                               32,343
  Due to affiliates (Note 4)                                      3,574
  Compensation expense                                          175,797
  Accrued vacation                                               43,675
  Accrued payroll taxes                                          50,478
  Other accrued expenses                                         49,829
                                                               --------
          Total current liabilities                             455,696
                                                               --------

SHAREHOLDERS' EQUITY (Note 6):
  Common stock, no par value, 1,000,000 shares authorized,
    1,000 shares outstanding                                      1,000
                                                               --------

Accumulated earnings
  Balance, beginning of period                                  149,052
  Net income for the period                                     341,730
  Shareholders' distributions                                  (118,990)
                                                               --------
  Balance, end of period                                        371,792
                                                               --------
          Total shareholders' equity                            372,792
                                                               --------
                                                               $828,488
                                                               ========


  The accompanying notes are an integral part of this balance sheet.

                             AD&D ACQUISITION, INC.


                            STATEMENT OF OPERATIONS

                   FOR THE TEN MONTHS ENDED DECEMBER 31, 1993


REVENUES                                                        $4,482,462

PROFESSIONAL SALARIES AND RELATED PERSONNEL COSTS                3,099,064
                                                                ----------
         Gross margin                                            1,383,398

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                       906,825

AMORTIZATION OF NONCOMPETE AGREEMENT                               120,880

INTEREST EXPENSE                                                    13,963
                                                                ----------
NET INCOME FOR THE PERIOD                                       $  341,730
                                                                ==========

         The accompanying notes are an integral part of this statement.

                       AD&D ACQUISITION, INC.


                      STATEMENT OF CASH FLOWS

             FOR THE TEN MONTHS ENDED DECEMBER 31, 1993

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income for the period                             $  341,730
  Adjustments to reconcile net income to net cash
    provided by operating activities-
      Depreciation and amortization                        126,167
      Changes in assets and liabilities-
        Increase in client receivables                    (246,579)
        Increase in prepaid expenses and deposits           (2,274)
        Increase in due from shareholder                   (12,681)
        Increase in accounts payable and accrued
          expenses                                         109,048
        Decrease in due to affiliates                       (3,528)
                                                        ----------
          Net cash provided by operating activities        311,883
                                                        ----------
CASH FLOWS FROM INVESTING ACTIVITIES--purchase of
  property and equipment                                    (9,177)
                                                        ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on notes payable to affiliates                 (221,000)
  Net borrowings under the line of credit                 (100,000)
  Distributions paid to shareholders                      (118,990)
                                                        ----------
          Net cash used in financing activities           (439,990)
                                                        ----------
          Net decrease in cash                            (137,284)

CASH, beginning of period                                  205,660
                                                        ----------
CASH, end of period                                     $   68,376
                                                        ==========
SUPPLEMENTAL DISCLOSURE OF CASH PAYMENTS MADE FOR:
  Interest                                              $   13,517
                                                        ==========

      The accompanying notes are an integral part of this statement.

                             AD&D ACQUISITION, INC.


                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1993




1.  BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES:

AD&D Acquisition, Inc. (the Company) provides experienced and skilled professionals on a contract basis to serve the needs of the information and data processing community. As the Company serves a wide range of customers in various industries, there is no concentration of credit risk within a particular industry or with any particular customer.

The following is a summary of significant accounting policies:

        Revenue Recognition

Revenue is recognized currently as services are performed based on units of time incurred on behalf of clients.

        Property and Equipment

Property and equipment are stated at cost. Expenditures for repair and maintenance are charged to expense as incurred. Depreciation and amortization are computed using the straight-line method for financial statement purposes. Accelerated methods are used for income tax purposes. The estimated useful lives used in computing depreciation and amortization for financial statements purposes are as follows:


               Asset Description              Asset Life
               -----------------              ----------
        Computer equipment and software         7 years
        Officer furniture and equipment         7 years
                                                =======

        Income Taxes

The Company has elected for federal income tax reporting to include its taxable income or loss with that of its shareholders (an S Corporation election).
There are no significant differences between book and tax reporting for income and expenses items. The Company pays dividends to shareholders each year in amounts adequate to satisfy the tax liability for their shares of the Company's taxable income.



2.  LINE OF CREDIT:


The Company has a line-of-credit agreement with a bank that allows for borrowings, up to $200,000, at the bank's base regional lending rate, 7.0% at December 31, 1993. The weighted average interest rate for this line of credit during 1993 was approximately 7 percent. There was $100,000 outstanding against this line at December 31, 1993. The line of credit is secured by substantially all assets of the Company and is guaranteed by the majority shareholder of the Company.

3.  NONCOMPETE AGREEMENT AND OTHER ASSETS:

The Company has a noncompete agreement with the minority shareholder of the Company and employment agreements with specific employees. The noncompete agreement had a term of one year following the termination of employment of the minority shareholder. Effective January 1, 1994, the assets of the Company were sold (see Note 8) and the noncompete agreement canceled. As a result, $111,000 of additional amortization expense was recorded in the accompanying financial statements to reduce the asset related to the noncompete agreement to zero.

The remaining other asset balance includes employment agreements entered into with the former employees of Applications Design and Development, a business acquired during March, 1990. The asset is being amortized on a pro rata basis as each of the original employees terminates employment with the Company.

4.  RELATED-PARTY TRANSACTIONS:

The amount included in the balance sheet caption "due to affiliates" represents payables and accrued interest to an affiliated company and majority shareholder. The affiliated company provided accounting services support to the Company in the ten months ended December 31, 1993, for which it charged fees of $30,000.

As of the beginning of the period, notes payable consisted of $221,000 of due-on-demand promissory notes to an affiliated entity. The notes carried interest rates from 10% to 11%, and the interest was payable annually. The notes were paid in full during the period ended December 31, 1993.

5.  LEASE AGREEMENTS:

The Company leases the office facilities for its corporate headquarters under an operating lease agreement on a month-to-month basis. The Company also leases office furniture and equipment under noncancelable operating leases. Total rent expense under operating leases was approximately $31,000 in the period ended December 31, 1993.

6.  STOCK RESTRICTION AGREEMENT:

The Company's shareholders have a stock repurchase agreement which provides for the transfer of the Company's stock upon the sale by or death of the minority shareholder. Under the agreement, the Company and majority shareholder have the right of first refusal to acquire shares of the Company's stock in the event of a pending sale by the minority shareholder to any persons other than authorized transferees, as defined. If the Company and majority shareholder do not exercise their option to purchase these shares, then the shares may be sold to a third party at a price not more favorable than that at which the shares were first offered to the Company and the majority shareholder. In addition, upon the death of the minority shareholder, the Company and majority shareholder are required to purchase all the shares of the deceased shareholder.

7.  SUBSEQUENT EVENT:

Effective January 1, 1994, the net assets of the Company were sold for $900,000 to a company owned by the minority shareholder. The assets sold excluded $200,000 of accounts receivable used to redeem the minority shareholder's interest in the Company. The Company received consideration in the form of a note receivable for $900,000 payable in 24 monthly installments of $40,295, including interest at 7.0%. The payments began on March 1, 1994, and continue through February 1, 1996.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   DATA PROCESSING RESOURCES CORPORATION


Date:  August 27, 1996             By:    /s/ Michael A. Piraino
                                       -------------------------------------

                                   Michael A. Piraino, Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

                                 EXHIBIT INDEX



         Exhibit No.      Document
         -----------      --------
            *2.1          Agreement of Purchase and Sale of Assets dated
                          July 1, 1996, by and among Data Processing Resources
                          Corporation, ADD Consulting, Inc. and Gerald R. Ladd

            *2.2 Registration Rights Agreement dated July 1, 1996, by and between Data Processing Resources Corporation and ADD Consulting, Inc.

           *99.1          Text of Press Release dated July 2, 1996




- ----------------------
* Exhibits previously filed on July 16, 1996 with Registrant's Current Report on Form 8-K dated July 1, 1996, incorporated herein by reference under Exhibit Number indicated.